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                                                                    EXHIBIT 10.2

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                                   DATED AS OF

                                SEPTEMBER 5, 2003

                                  BY AND AMONG

                          VIGILANT INTERNATIONAL, LTD.

                                       AND

                              THE INVESTORS LISTED
                          ON THE SIGNATURE PAGES HERETO

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.........................................................       3

ARTICLE II RESTRICTIONS ON TRANSFERS OF SHARES................................       7
    2.1      General Limitations on Transfers.................................       7
    2.2      Compliance with Securities Laws..................................       9
    2.3      Permitted Transfers..............................................       9
    2.4      After Acquired Equity Securities.................................      10
    2.5      Tag-Along Rights.................................................      10
    2.6      Drag-Along Right.................................................      12
    2.7      Additional Provisions Relating to Restrictions on Transfers......      13

ARTICLE III REGISTRATION RIGHTS...............................................      14
    3.1      Piggyback and Demand Registrations...............................      14
    3.2      Registration Procedures..........................................      17
    3.3      Indemnification..................................................      19
    3.4      Holdback Agreement...............................................      23
    3.5      Deferral.........................................................      23

ARTICLE IV LIMITED CALL AND PUT RIGHTS........................................      24
    4.1      Company Call Rights..............................................      24
    4.2      Limited Put with Respect to Option-A Tranche.....................      25

ARTICLE V MISCELLANEOUS.......................................................      27
    5.1      Effectiveness; Term..............................................      27
    5.2      No Voting or Conflicting Agreements..............................      28
    5.3      Approval of Share Incentive Plan by Management Investors.........      28
    5.4      Specific Performance.............................................      28
    5.5      Notices..........................................................      28
    5.6      Successors and Assigns...........................................      28
    5.7      Recapitalizations and Exchanges Affecting Shares.................      28
    5.8      Governing Law....................................................      29
    5.9      Descriptive Headings, Etc........................................      29
    5.10     Amendment........................................................      29
    5.11     Additional Issuances; Joinder....................................      29
    5.12     Severability.....................................................      29
    5.13     Further Assurances...............................................      30
    5.14     Complete Agreement; Counterparts.................................      30
    5.15     Certain Transactions.............................................      30
    5.16     No Third-Party Beneficiaries.....................................      30
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                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                  MANAGEMENT SHAREHOLDERS' AGREEMENT, dated as of September 5, 2003 (this "AGREEMENT"), by and among Vigilant International, Ltd., a Cayman Islands exempted company formed with limited liability (the "COMPANY"), U.N. Holdings (Cayman), Ltd. ("U.N. HOLDINGS (CAYMAN), LTD") and each of the employees, officers, directors, executives, consultants and other Persons having a similar business relationship with the Company or its Affiliates (as defined below) owning or holding Equity Securities (as defined below) who are all listed on Schedule I hereto (referred to individually as a "MANAGEMENT INVESTOR" or collectively as the "MANAGEMENT INVESTORS").

                  Capitalized terms used but not previously or otherwise defined herein shall have the meanings ascribed to them in Article I of this Agreement.

                                    RECITALS

                  WHEREAS, the Company, as of the date hereof, currently has authorized Class A Shares for issuance ("SHARES");

                  WHEREAS, the Company and certain direct and indirect subsidiaries of the Company have entered into or will enter into employment agreements (the "EMPLOYMENT AGREEMENTS") and/or option agreements ("OPTION AGREEMENTS") and/or restricted share purchase agreements ("RESTRICTED SHARE PURCHASE AGREEMENTS") and related agreements with certain Management Investors, that provide for, among other things, the issuance and/or purchase of Shares and the grant of Options (as defined below) to such Management Investors;

                  WHEREAS, the Company has reserved Shares for issuance pursuant to the Company's 2003 Share Incentive Plan (the "SHARE INCENTIVE PLAN");

                  WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares and other Equity Securities, if any, which the parties hereto own or may hereafter acquire, and to provide for certain rights and obligations in respect thereof as hereinafter provided;

                  NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                  "AFFECTED HOLDER" shall have the meaning ascribed to it in
Section 5.10 hereof.

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                  "AFFILIATE" of a Person shall mean a Person, directly or
indirectly, controlled by, controlling or under common control with such Person.

                  "AGREEMENT" shall have the meaning ascribed to it in the Preamble hereto.

                  "APPLICABLE FEDERAL RATE" shall have the meaning ascribed to it in Section 4.1 hereof.

                  "BOOK VALUE BASE" shall equal a per share book value amount equal to the product of (A) the per share book value of the Company as reflected in the most recent quarterly financial statements of the Company as of the "Call Date" defined in Section 4.1 hereof, and (B)0.84.

                  "CLAIMS" shall mean losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened).

                  "COMPANY" shall have the meaning ascribed to it in the Preamble hereto.

                  "COMPETITOR" shall have the meaning ascribed to it in Section 2.1.4.

                  "COST PRICE" shall mean the amount per Share paid for each Share. In the case of Shares issued upon the exercise of an Option, the Cost Price shall equal the exercise price of such Option. The Cost Price shall be adjusted ratably as determined by the Board of Directors of the Company, in its sole discretion, in the event of share splits, share dividends, share combinations or similar events.

                  "DEMAND REGISTRATION" shall have the meaning ascribed to it in
Section 3.1.2 hereof.

                  "DRAG-ALONG RIGHT" shall have the meaning ascribed to it in
Section 2.6.1 hereof.

                  "DRAG-ALONG SELLER" shall have the meaning ascribed to it in
Section 2.6.2 hereof.

                  "EFFECTIVE DATE" shall have she meaning ascribed to it in
Section 5.1.1 hereof.

                  "EMPLOYMENT AGREEMENTS" shall have the meaning ascribed to it in the Recitals hereof.

                  "EQUITY SECURITIES" shall mean (a) all Shares and (b) all Options, other options, warrants and other debt or equity securities, convertible, exchangeable into or redeemable for any class of Shares or other equity securities of the Company.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

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                  "FAIR MARKET VALUE" shall mean such amount as determined by the Board of Directors of the Company in light of all of the facts and circumstances, including comparable recent bona fide sales of applicable or similar securities, and after taking into account, in such manner as the Board in its discretion deems appropriate, the Book Value Base.

                  "FPC" means Fox Paine & Company, LLC, its subsidiaries and related entities (including without limitation Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox Paine Capital Fund II GP, LLC, Fox Paine Capital Fund II L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P., U.N. Holdings (Cayman), Ltd. and all persons and entities that are partners or shareholders or members in any such related entities) and all partners, members, directors, employees, shareholders and agents of any of the foregoing.

                  "FPC SHAREHOLDER" shall mean U.N. Holdings (Cayman), Ltd.

                  "INITIATOR" shall have the meaning ascribed to it in Section
2.5.1 hereof.

                  "INITIATING PARTY" shall have the meaning ascribed to it in
Section 3.1.2 hereof.

                  "IPO" shall mean an underwritten initial public offering or public offerings (on a cumulative basis) of any class of Shares pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to the Company of at least $60 million.

                  "MANAGEMENT INVESTORS" shall have the meaning ascribed to it in the Preamble hereto.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

                  "OFFER SHARES" shall have the meaning ascribed to it in
Section 2.5.1 hereof.

                  "OPTION-A TRANCHE" shall mean all Options granted to any Management Investor that are designated as such in the respective option agreement.

                  "OPTIONS" shall mean options to purchase Shares from the Company, whether granted pursuant to the Shares Incentive Plan or otherwise.

                  "PERMITTED TRANSFEREE" shall have the meaning ascribed to it in Sections 2.3.3 and 2.3.4 hereof.

                  "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

                  "PIGGYBACK NOTICE" shall have the meaning ascribed to it in
Section 3.1.1 hereof.

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                  "PIGGYBACK REGISTRATION" shall have the meaning ascribed to it in Section 3.1.1 hereof.

                  "PROPOSED TRANSFEREE" means a Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than any Management Investors or their Affiliates to whom Shares are proposed to be Transferred.

                  "REGISTRABLE SECURITIES" shall mean Shares; provided, however, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold or acquired pursuant to Rule 144 (or any successor provision under the Securities
Act) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company, or (iv) such securities shall have ceased to be outstanding (and, in the case of Shares underlying Options granted under the Share Incentive Plan or underlying Options or warrants granted otherwise, such Shares shall have ceased to be outstanding after issuance pursuant to the exercise of such Options or warrants).

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with Article III, including, without limitation, (i) all SEC and shares exchange or the NASD registration and filing fees, (ii) all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained by the Management Investors such counsel to be chosen by the Management Investors by vote of a plurality of the Registrable Securities of such Management Investors being registered) as a group in connection with each such registration, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) securities acts liability insurance (if the Company elects to obtain such insurance) but, in all cases, excluding underwriting discounts and commissions and transfer taxes, if any.

                  "RESTRICTED SHARES" shall mean as Award of Class A Shares granted under the Share Incentive Plan.

                  "RULE 144" shall mean Rule 144 under the Securities Act.

                  "SALE NOTICE" shall have the meaning ascribed to it in Section 2.5.1.

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                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECTION 3.1 SALE NUMBER" shall have the meaning ascribed to it in Section 3.1.4 hereof.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

                  "SHARE INCENTIVE PLAN" shall have the meaning ascribed to it in the Recitals hereof.

                  "SUBSIDIARY DIVIDEND" shall have the meaning ascribed to it in
Section 4.1(a) hereof.

                  "TAG-ALONG RIGHT" shall have the meaning ascribed to it in
Section 2.5.3(a) hereof.

                  "TAG-ALONG SELLER" shall have the meaning ascribed to it in
Section 2.5.3(b) hereof.

                  "TAG-ALONG SHARES" shall have the meaning ascribed to it in
Section 2.5.2 hereof.

                  "TERMINAL PUT PERSON" shall have the meaning ascribed to it in
Section 4.2 hereof.

                  "TRANSFER" shall mean to sell, assign, pledge (other than pledges to the Company and its Affiliates) or encumber or otherwise transfer, directly or indirectly, whether or not for consideration.

                  "TRANSFEREE" shall mean any Person to whom a Transfer is made, regardless of the method of Transfer.

                  "TRANSFEROR" shall mean any Person by whom a Transfer is made, regardless of the method of Transfer.

                  "UNMATURED SHARES" shall have the meaning ascribed to it in
Section 4.1 hereof.

                  "VIOLATION" shall have the meaning ascribed to it in Section 3.3(a) hereof.

                                   ARTICLE II

                       RESTRICTIONS ON TRANSFERS OF SHARES

                  2.1      General Limitations on Transfers.

                  2.1.1 Transfers Generally. No Management Investor shall Transfer any Shares (whether owned as of the date hereof or hereafter acquired) unless such Transfer is made in

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accordance with the provisions of this Agreement and any Transfer by any
Management Investors of any Shares owned as of the date hereof or hereafter acquired in violation of such provisions shall be null and void; provided further that any Transfer shall also be in accordance with the Company's Articles of Association.

                  2.1.2 Recordation. The Company shall not record upon its books any attempted Transfer of Shares held or owned by any of the Management Investors to any other Person, except Transfers in accordance with this Agreement, and any such attempted Transfer shall be null and void ab initio.

                  2.1.3 Obligations of Transferees. No Transfer of Shares by a Management Investor which would be otherwise permitted pursuant to this Agreement shall be effective unless (a) the Transferee (including a Permitted Transferee pursuant to Section 2.3) shall have executed an appropriate document (a "JOINDER AGREEMENT") in form and substance reasonably satisfactory to the Company confirming that (i) the Transferee takes such Shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions and (ii) the Shares shall bear legends, substantially in the forms required by Section 2.7, and (b) such document shall have been delivered to and approved (as described above) by the Company prior to such Transferee's acquisition of Class A Shares, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the provisions of this Section 2.1.3 shall not apply to a Transfer validly made pursuant to a Demand Registration or Piggyback Registration and, at the discretion of the Board of Directors, may not apply to Transfers made pursuant to a Tag-Along Right or Drag Along Right.

                  2.1.4 Prohibited Transfers; Transfers to Competitors. Notwithstanding anything to the contrary in this Agreement, without the consent of the Board of Directors of the Company, no Management Investor shall, at any time, directly or indirectly, Transfer any Shares which (a) would result in the assets of the Company constituting "Plan Assets" as such term is defined in the Department of Labor regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended, (b) would cause the Company to be controlled by or be under common control with an "investment company" for purposes of the Investment Company Act of 1940, as amended, (c) would require any securities of the Company to be registered under the Exchange Act or (d) is made to any Person who is a Competitor (as defined below) of the Company or any of its subsidiaries or to any Affiliate of such a Competitor (other than Transfers to the Company and its Affiliates). Notwithstanding clause (d), a Transfer to a Competitor may be permitted under Section 2.1.4 (d) solely if such Transfer (i) is made in connection with the exercise of a Tag-Along Right pursuant to Section 2.5 or in connection with the exercise of a Drag-Along Right pursuant to Section 2.6, in which event such sale may be effected only in accordance with Section 2.5 or
Section 2.6, as applicable, or (ii) is made in accordance with all other terms of this Agreement and is made pursuant to a widely distributed, underwritten public offering registered under the Securities Act (or an underwritten offering pursuant to the exercise of such other Management Investors' piggyback registration rights pursuant to Section 3.1.1) or pursuant to a sale effected through an open market, nondirected broker's transaction pursuant to Rule 144 in which the seller does not know that the buyer is a Competitor. "COMPETITOR" shall mean any Person that competes in a significant way with a substantial business of the Company or a Person that has a substantial investment in any such competing entity; provided that an institutional investor or its Affiliates that hold nonvoting debt or less than 5% of the publicly

                                       8
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traded equity securities of any such Competitor as a passive portfolio investment shall not be a Competitor. For purposes of this provision, the good faith determination of a majority of the entire Board of Directors of the Company that a proposed Transferee is a Competitor, made within 30 days of written notice to the Board of Directors of the Company of the proposed Transfer, shall in all respects be conclusive.

                  2.2 Compliance with Securities Laws. Notwithstanding any other provision of this Agreement, no Management Investor shall Transfer any Shares unless the Transfer is made in accordance with the terms of this Agreement and (a) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or (b) such Management Investor shall have furnished the Company with (i) an opinion of counsel, if reasonably requested by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or "blue sky" laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or "blue sky" laws and (ii) such representation and covenants of such Management Investor as are reasonably requested by the Company to ensure compliance with any applicable federal securities laws and state securities or "blue sky" laws.

                  2.3      Permitted Transfers.

                  2.3.1 Management Investors. The general restrictions contained in Section 2.1.1 with respect to Transfers by Management Investors of Shares (other than any restrictions in the Company's Articles of Association) shall not apply to any Transfer of Shares by a Management Investor:

                  (a) to or among such Management Investor's spouse, children (including adopted), grandchildren (including adopted) or other living descendants, or executors, administrators, testamentary trustees or to a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Management Investor, spouse or described relatives, executors, administrators, testamentary trustees, or by the laws of descent and distribution and provided that, in the case of a trust, the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (i) distribute assets to Persons who are not among the relatives listed above or (ii) have partners who are not among the relatives listed above, and, in any case, all the partners agree, for the benefit of the Company and the FPC Shareholder, not to amend such provisions;

                  (b) to a legal representative of such Management Investor in the event such Management Investor becomes mentally incompetent or to such Management Investor's personal representative following the death of such Management Investor;

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                  (c)      with the prior written approval of the Company, which
approval may be granted or withheld by the Board of Directors of the Company, in its sole and absolute discretion; or

                  (d) made in accordance with a specific right to transfer set forth in the Employment Agreement of such Management Investor.

                  2.3.2 Permitted Transferees. Transferees to whom Transfers are permitted pursuant to Sections 2.3.1 are referred to herein as "PERMITTED TRANSFEREES". Any such permitted Transfer shall be subject to the terms of this Agreement, including, without limitation, compliance with Sections 2.1.2., 2.1.3, 2.2 and 2.7.

                  2.3.3 Transfer by Permitted Transferees. The restrictions contained in Section 2.1.1 with respect to Transfers by Management Investors of Equity Securities shall not apply to any Transfer by a Permitted Transferee of a Management Investor to such Management Investor or to another Permitted Transferee of such Management Investors, and any such Transferee shall also be a "PERMITTED TRANSFEREE," subject to the provisions of Section 2.3.2.

                  2.3.4 Restrictions Herein are Additional. The restrictions contained in this Article II shall be in addition to and not in lieu or limitation of any restrictions on the ownership or Transfer of Equity Securities contained in any share subscription agreement or Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement or other agreement between the Company or any of its Affiliates and any Management Investors or the Articles of Association of the Company; provided, however, that, upon the termination of any such Employment Agreement or other such agreement or arrangement or lapsing of such restrictions, the restrictions and provisions contained herein shall continue in full force and effect pursuant to this Agreement.

                  2.3.5    Transfers to the Company. Subject only to Section
2.1.4 and 2.2, no restrictions on Transfer under this Agreement shall apply to Transfers to the Company.

                  2.4 After Acquired Equity Securities. Each Management Investor hereby agrees that the provisions of this Agreement shall be fully applicable in respect of any Equity Securities hereafter acquired by such Management Investor, with the same force and effect as if such Management Investor held such Equity Securities on the date of this Agreement.

                  2.5      Tag-Along Rights.

                  2.5.1 Sale Notice. If, prior to an IPO, the FPC Shareholder (for purposes of this Section 2.5 the "INITIATOR") proposes to sell any of the Shares owned by it, other than (a) to another entity comprising the FPC Shareholder or an Affiliate thereof, (b) pursuant to the exercise of a Drag-Along Right pursuant to Section 2.6, or (c) pursuant to a Piggyback Registration, then the Initiator shall first give written notice (the "SALE NOTICE") to the Company and to each of the Management Investors, stating that the Initiator desires to make such sale, referring to this Section 2.5, specifying the number of Shares proposed to be sold by the Initiator pursuant to the offer (the "OFFER SHARES"), and specifying the price, the form of consideration,

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name and description of the purchaser (including controlling Persons) and the material terms pursuant to which such sale is proposed to be made.

                  2.5.2 Tag-Along Election. Within seven business days of the date of receipt of the Sale Notice, each Management Investor shall deliver to the Initiator and to the Company a written notice stating whether the Management Investor elects to sell a pro rata portion of its Shares (equal to (a) the total number of Shares owned by such Management Investor, plus the total number of Shares then issuable upon exercise or conversion of Equity Securities (including in the case of Options, only vested Options) then exercisable by such Management Investor, multiplied by (b) a fraction, (i) the numerator of which is the number of Offer Shares and (ii) the denominator of which is the total number of Shares held by the Initiator plus the total number of Shares then issuable upon exercise or conversion of any Equity Securities (including in the case of Options, only vested Options), if applicable, then exercisable or convertible by the Initiator) to such Proposed Transferee on the same terms, purchase price and conditions as the Initiator (with respect to each Management Investor, its "TAG-ALONG SHARES"). An election pursuant to the first sentence of this Section
2.5.2 shall constitute an irrevocable commitment by the Management Investor making such election to sell such Tag-Along Shares to the Proposed Transferee if the sale of Offer Shares to the Proposed Transferee occurs on the terms contemplated hereby. Such terms may include a maximum number of Shares such Proposed Transferee is willing to purchase, and, in such case, the Initiator and the Management Investors selling Shares pursuant hereto shall be cut back pro rata based on the number of Shares each such Management Investor is electing to sell.

                  2.5.3 Seller's Rights to Transfer. (a) Third-Party Sale; Tag-Along Buyer. A sale to a Proposed Transferee pursuant to this Section 2.5 shall only be consummated if the Proposed Transferee shall purchase, within 180 days of the date of the Sale Notice concurrently with and on substantially the same terms and conditions and at the same price as the Offer Shares, all of each Management Investor's Tag-Along Shares with respect to such sale, in accordance with their elections pursuant to Section 2.5.2, and subject to the last sentence thereof (the "TAG-ALONG RIGHT").

                  (b) Sale Agreement. Each Management Investor electing to sell Tag-Along Shares (a "TAG-ALONG SELLER") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sale agreement and all other appropriate related agreements, delivering, at the consummation of such sale, share certificates and other instruments for such Shares duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. Each Tag-Along Seller shall be severally responsible for its proportionate share of the third-party expenses of sale incurred by the sellers in connection with such sale and the monetary obligations and liabilities incurred by the sellers in connection with such sale. Such monetary obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (i) breaches of representations and warranties made in connection with such sale by the Company or any other seller with respect to the Company or the Company's business, (ii) breaches of covenants in effect prior to closing and (iii) other matters), and shall also include amounts paid into escrow or

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subject to holdbacks, and amounts subject to post-closing purchase price adjustments, provided that all such obligations are equally applicable on a several and not joint basis to each Tag-Along Seller based on the consideration received by such Tag-Along Seller. The foregoing notwithstanding, (i) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale, (ii) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (A) ownership of and title to Shares of the Company, (B) organization, (C) authority and (D) conflicts and consents.

                  (c) No Liability. Notwithstanding any other provision contained in this Section 2.5.3, there shall be no liability on the part of the Company or the Initiator in the event that a sale pursuant to this Section 2.5.3 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.5.3 shall be in the sole and absolute discretion of the Initiator.

                  2.6      Drag-Along Right.

                  2.6.1 Exercise. If the FPC Shareholder proposes to make a sale, in a bona fide arm's-length transaction or series of related transactions to a Person that is not an Affiliate of or not controlled by an entity comprising the FPC Shareholder or FPC, of at least 50% of its Shares (including those Shares issuable upon exercise or conversion of Equity Securities then exercisable or convertible by the FPC Shareholder including vested Options and Options which become exercisable at or prior to the Drag-Along Sale) then held by the FPC Shareholder to a Proposed Transferee (the "DRAG ALONG SALE"), including pursuant to a share sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, the FPC Shareholder shall have the right (a "DRAG-ALONG RIGHT"), exercisable upon 15 days' prior written notice to the Management Investors, to require the Management Investors to sell their Shares and, at the election of the FPC Shareholder, Equity Securities and Options (whether vested or unvested) equal to (a) the total number of Shares owned by such Management Investors, plus the total number of Shares then issuable upon the exercise of Options (whether vested or unvested), multiplied by (b) a fraction (i) the numerator of which is the number of Shares the FPC Shareholder proposes to sell to the Proposed Transferee and (ii) the denominator of which is the total number of Shares held by the FPC Shareholder plus the total number of Shares then issuable upon exercise or conversion of any Equity Securities, if applicable, then exercisable or convertible by the FPC Shareholder, to the Proposed Transferee on the same terms and conditions and at the same price (in the case of Options, the purchase price of each Option shall be equal to the purchase price attributable to the number of Shares issuable upon exercise of such Option at the time of the Drag-Along Sale less the exercise price thereof) as the FPC Shareholder would receive in connection with such transaction.

                  2.6.2 Sale Agreement. Each Management Investor selling Shares pursuant to a transaction contemplated by this Section 2.6 (a "DRAG-ALONG SELLER") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sale agreement and all other appropriate related agreements, delivering, at the consummation of such sale, share certificates and other instruments for such Shares duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. Each Drag-Along Seller shall be severally responsible for its proportionate share of the third-party expenses of sale incurred by the FPC Shareholder in connection with such sale. Such monetary obligations and liabilities shall include (to the extent such obligations are incurred) monetary obligations and liabilities for indemnification (including for (a) breaches of representations and warranties made in connection with such sale by the Company or any other seller with respect to the Company or the Company's business and
(b) breaches of covenants in effect prior to closing), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments, provided all such obligations are equally applicable on a several and not joint basis to each Drag-Along Seller based on the consideration received by such Drag-Along Seller. The foregoing notwithstanding, (a) without the written consent of a Drag-Along Seller, the amount of such obligations and liabilities for which such Drag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Drag-Along Seller in such sale, and (b) a Drag-Along Seller shall not be responsible for the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to Shares of the Company, (ii) organization, (iii) authority and (iv) conflicts and consents.

                  2.6.3 No Liability. Notwithstanding any other provision contained in this Section 2.6, there shall be no liability on the part of the Company or the FPC Shareholder in the event that the sale pursuant to this
Section 2.6 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.6 shall be in the sole and absolute discretion of the FPC Shareholder.

                  2.7      Additional Provisions Relating to Restrictions on
Transfers.

                  2.7.1 Legends. Each of the Management Investors hereby agrees that each outstanding certificate representing Shares held or owned by such Management Investor or its Transferee, including any certificate representing Shares acquired in accordance with the provisions of this Agreement or the Employment Agreements, any certificates representing Shares issued upon exercise of the Options and any Options, in any case, subject to the provisions of this Agreement and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.7.3, shall bear endorsements reading substantially as follows:

         (a) "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws."

         (b) "The securities represented by this certificate are subject to the terms and conditions set forth in a Management Shareholders' Agreement, dated as of _________, 2003, as amended from time to time, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement."

                  Each outstanding certificate representing Shares shall also bear any legend required by the terms of any subscription agreement, the Share Incentive Plan or as the Company may otherwise deem appropriate.

                  2.7.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of the Company, and kept with the records of the Company, and shall be made available for inspection by any Management Investors at the principal executive offices of the Company.

                  2.7.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 2.7.1(a) shall cease and terminate as to any particular Shares when, in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act and the state securities or "blue sky" laws. The Company or the Company's counsel, at their election, may request from any Management Investor a certificate or an opinion of such Management Investor's counsel with respect to any relevant matters in connection with the removal of the endorsement set forth in Section 2.7.1(a) from such Management Investor's share certificates, any such certificate or opinion of counsel to be reasonably satisfactory to the Company and its counsel. The restrictions referred to in
Section 2.7.1(b) shall cease and terminate as to any particular Shares when, in the reasonable opinion of counsel for the Company, the provisions of this Agreement are no longer applicable to such Shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 2.7.1 shall cease and terminate when, in the reasonable opinion of counsel for the Company, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any Shares or Options, the Management Investors holding such Shares shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended Shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of Shares or like number of Options not bearing the relevant legend(s) set forth or referred to in Section 2.7.1.

                                  ARTICLE III

                               REGISTRATION RIGHTS

                  3.1      Piggyback and Demand Registrations.

                  3.1.1 Piggyback Registrations. If at any time following an IPO, (a) the Company proposes to register for sale by the Company under the Securities Act any of its Equity Securities (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), or any Shares of an Initiating Party pursuant to a Demand Registration under Section 3.1.2, in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, and (b) the FPC Shareholder is selling Shares in such registered sale, the Company will each such time promptly give written notice to all Management Investors who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by the Company and of such holders' rights under this Section
3.1 (the "PIGGYBACK NOTICE"). Subject to Section 3.1.4 hereto, the Company will use its reasonable best efforts to include, and to cause the underwriter or underwriters, if applicable, to include, in the proposed offering, on the same terms and conditions as the securities of the Company included in such offering, all Registrable Securities that the Company has been requested in writing, within 15 calendar days after the Piggyback Notice is given, to register by the Management Investors thereof (each such registration pursuant to this Section 3.1.1, a "PIGGYBACK REGISTRATION"); provided, however, that (a) if, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities (or, in the case of a Demand Registration, the Initiating Party thereof so determines), the Company may, at its election (or, in the case of a Demand Registration, where the Initiating Party thereof so determines, the Company shall), give written notice of such determination to all Management Investors who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (b) in case of a determination by the Company to delay registration of its equity securities (or, in the case of a Demand Registration, the Initiating Party thereof so determines) the Company shall be permitted to (or, in the case of a Demand Registration where the Initiating Party thereof so determines, the Company, for a period not to exceed 60 days, shall) delay the registration of such Registrable Securities for the same period as the delay in registering such other Equity Securities (provided that clauses (a) and (b) above shall not relieve the Company of its obligations under Section 3.1.2). In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3.1.1, all Management Investors proposing to distribute their securities pursuant to this Section 3.1.l shall, at the request of the Company (or, in the case of a Demand Registration, the Initiating Party thereof), enter into an agreement in customary form with the underwriter or underwriters selected by the Company (or, in the case of a Demand Registration, selected in accordance with Section 3.1.2). Notwithstanding the foregoing, following an IPO, the Company shall not be obligated to effect registration of Registrable Securities for which Piggyback Registration is requested by a Management Investor or if, at the time of such request, all such Registrable Securities are eligible for sale to the public by the requesting Management Investor or without registration under Rule 144, with such sale not being limited by the volume restrictions thereunder.

                  3.1.2 Demand Registrations. The Company, at any time and from time to time following the consummation of an IPO, upon a request of the FPC Shareholder (the "INITIATING PARTY"), shall use its reasonable best efforts to register under the Securities Act Registrable Securities held by the Initiating Party (including, at the election of such Initiating Party, in an underwritten offering) and bear all expenses in connection with such offering in a manner consistent with Section 3.1.3 and shall enter into such other agreements in furtherance thereof (each such registration pursuant to this Section 3.1.2, a "DEMAND REGISTRATION"), and the Company shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provision of this Article III) to the Initiating Party and any such underwriters. The FPC Shareholder shall have the right to initiate such number of Demand Registrations pursuant to this Section 3.1.2 as it shall determine in its sole discretion. If any Demand Registration requested by the FPC Shareholder is in the form of an underwritten offering, the FPC Shareholder shall designate the underwriter or underwriters to be utilized in connection such offering.

                  3.1.3 Expenses. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1; provided, however, that each Management Investor shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Management Investors's Registrable Securities pursuant to a registration statement effected pursuant to this Section 3.1.

                  3.1.4 Priority in Piggyback and Demand Registrations. If the managing underwriter for a registration pursuant to this Section 3.1 shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "SECTION
3.1 SALE NUMBER") that can be sold in an orderly manner in such offering within a price range acceptable to the Company (or, in the case of a Demand Registration, to the Initiating Party thereof), the Company shall include in such offering the following securities:

                           (a)      in the case of a registration initiated by
the Company (i) first, all the securities the Company proposes to register for its own sale, (ii) second, all the securities to be registered by the FPC Shareholder, and (iii) third, all Registrable Securities requested to be included by all Management Investors (or if the number of such Registrable Securities exceeds the Section 3.1 Sale Number less the number of securities included pursuant to clauses (a)(i) and (ii) above, then the number of such Registrable Securities included in such registration pursuant to this clause
(a)(iii) shall equal the excess of the Section 3.1 Number over the number of securities included pursuant to clause (a)(i) above and shall be allocated pro rata among all requesting Management Investors, on the basis of the relative number of shares of such Registrable Securities each such Management Investor then holds); and

                           (b)      in the case of a Demand Registration (i)
first, all the securities requested to be registered by the Initiating Party,
(ii) second, all the securities the Company proposes to register for its own sale and (iii) third, all Registrable Securities requested to be included by all Management Investors (or if the number of such Registrable Securities exceeds the Section 3.1 Sale Number less the number of securities included pursuant to clauses (b)(i) and (ii) above, then the number of such Registrable Securities included in such registration pursuant to this clause (b)(iii) shall equal the excess of the Section 3.1 Number over the number of securities included pursuant to clauses (b)(i) and (ii) above and shall be allocated pro rata among all requesting Management Investors, on the basis of the relative number of shares of such Registrable Securities each such Management Investor then holds).

                  3.1.5 Underwriting Requirements. In connection with any offering involving any underwriting of securities in a Piggyback Registration, the Company shall not be required to include any Management Investor's Registrable Securities in such underwriting unless such Management Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters in such quantities and on such terms as set forth in, Section 3.1.1, and such Management Investor agrees to sell such Management Investor's securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) required generally of all selling Management Investors, in each case, in customary form and substance, which are requested to be executed in connection therewith.

                  3.2 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article III, the Company will, as soon as practicable:

                  (a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as the Company shall deem appropriate;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as the Company shall deem appropriate;

                  (c) comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

                  (d) furnish to each seller of such Registrable Securities and each underwriter such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

                  (e) (i) promptly notify each Management Investor that holds Registrable Securities covered by such registration statement,
         (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), or (C) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and (ii) in the case of an event under clause (e)(i)(B) or (C), promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;

                  (f) promptly furnish counsel for each underwriter, if any, and for the selling Management Investors of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

                  (g) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

                  (h) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange or authorized for quotation on Nasdaq, if any, on which similar equity securities issued by the Company are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the NASD;

                  (i) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities that are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

                  (j) make available for inspection by representatives of the selling Management Investors who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such Management Investors or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which the Company determines, in good faith, to be confidential and as to which the Company notifies such representatives, underwriters, counsel or accountants in writing of such confidentiality, such representatives, underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information have previously been generally made available to the public. Each selling Management Investor of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates (or for such Management Investor's business purposes or for any reason other than in connection with a registration hereunder) unless and until such information is made generally available (other than by such Management Investor or where such Management Investor knows that such information became publicly available as a result of a breach of any confidentiality arrangement) to the public. Each selling Management Investor of such Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

                  (k) permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the judgment of such holder, as aforesaid, should be included; and

                  (l) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. The Company shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities or "blue sky" laws of such jurisdictions other than as it deems necessary in connection with the chosen method of distribution or to take any other actions or do any other things other than those it reasonably deems necessary or advisable to consummate such distribution, and the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

                  Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (d)(i)(B) and (d)(i)(C) above, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner's receipt of the copies of the supplemented or amended prospectus contemplated by clause (e)(ii) above, and, if so directed by the Company, such beneficial owner will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such beneficial owner's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

                  3.3 Indemnification. (a) In the event of any registration of any Registrable Securities pursuant to this Article III, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and shareholders or members or general and limited partners (and the directors, officers, fiduciaries, employees and shareholders or members or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and shareholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person

(including any such Person's directors, officers, fiduciaries, employees and shareholder or members or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all Claims in respect thereof and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto (unless corrected in the final prospectus), together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation that occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.

                  (b) Each holder of Registrable Securities that are included in the securities as to which any Demand Registration or Piggyback Registration is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.3(a)), to the fullest extent permitted by law, the Company, its directors, officers, fiduciaries, employees and shareholders (and the directors, officers, fiduciaries, employees and shareholders or members or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and shareholders or members or general and limited partners), if any, controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and shareholders or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and shareholders or members or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise not of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such holder or underwriter or qualified independent underwriter, if any, expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing.

                  (c) Indemnification similar to that specified in Sections 3.3(a) and 3.3(b) (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any state securities or "blue sky" laws.

                  (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.3, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.3, except to the extent the indemnifying party is prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party other than under this Section 3.3. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or
(ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or nor the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 3.3(a), 3.3(b) or 3.3(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 3.3(d) above and the indemnifying party is prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.3(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the preceding sentences of this Section 3.3(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.3(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 3.3(e) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                  (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                  (g)      The indemnification and contribution required by this
Section 3.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (h) In connection with underwritten offerings, the Company will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances.

                  3.4 Holdback Agreement. (a) If requested in writing by the Company or the underwriter of any underwritten offering including, without limitation, an IPO, each Management Investor agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) within 14 days before or 180 days after the effective date of a registration statement or for such shorter period as the sole or lead managing underwriter or the Company shall request, in any such case, unless consented to by such underwriter or the Company, as applicable.

                  (b) If requested in writing by the underwriter of any offering in connection with an underwritten Demand Registration, the Company agrees not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of the Company of securities issued
(i) pursuant to any employee or director benefit or similar plan or any dividend investment plan or (ii) in any acquisition by the Company) of any Registrable Securities or any other Equity Security of the Company or of any security convertible into or exchangeable or exercisable for any Equity Security of the Company (in each case, other than as part of such underwritten public offering), within 14 days before or 180 days after the effective date of a registration statement filed in connection with a Demand Registration, or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter.

                  3.5 Deferral. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to prepare and file, or cause to become effective, any registration statement pursuant to Section 3.1.2 at any time when, in the good faith judgment of the Board of Directors of the Company, the filing thereof at the time requested or the effectiveness thereof after filing should be delayed to permit the Company to include in the registration statement the Company's financial statements (and any required audit opinion thereon) for the then immediately preceding fiscal year or fiscal quarter, as the case may be. The filing of a registration statement by the Company cannot be deferred pursuant to the provisions of the immediately preceding sentence beyond the time that such financial statements (or any required audit opinion thereon) would be required to be filed with the SEC as part of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, if the Company were then obligated to file such reports. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file a registration statement, or cause a registration statement previously filed pursuant to Section 3.1 to become effective, and may suspend sales by the holders of Registrable Securities under any registration that has previously become effective, at any time when, in the good faith judgment of the Board of Directors of the Company, it reasonably believes that the effectiveness of such registration statement or the offering of securities pursuant thereto would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto; provided, however, that deferrals pursuant to this sentence shall not exceed, in the aggregate, 120 days in any twelve-month period. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the rights of holders of Registrable Securities to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 30 days after the abandonment or the consummation of any of the foregoing proposals or transactions, unless invoked under new circumstances.

                                   ARTICLE IV

                           LIMITED CALL AND PUT RIGHTS

                  4.1 Company Call Rights. If a Management Investor's employment by the Company and each of its subsidiaries (or its respective successor under the Employment Agreement, if any) is terminated by the Company or its subsidiaries (or their respective successors) for Cause (as defined in such Management Investor's Employment Agreement or, if such Management Investor does not have an Employment Agreement, in any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of Directors of the Company) or is terminated by the Management Investor for any reason (other than upon the failure of the Company to renew the Management Investor's Employment Agreement (and provided that the Management Investor is not otherwise in breach thereof at the time of such non-renewal and has continued his employment through the employment term (a "Non-Renewal Event")) or his retirement as provided for below), the Company shall have the right, at its election, to purchase all or a portion of the Management Investor's Shares (including any Shares held by its Permitted Transferees) at any time and from time to time (but no later than the earlier of four years after such termination or the occurrence of a Change of Control) at a price equal to the lower of the Cost Price and Fair Market Value of such shares as of the date of exercise of the call right by the Company (the "Call Date"), as may be adjusted below; provided that in the case of any Shares realized by a Management Investor in connection with the exercise of any Option-A Tranche the Cost Price shall be $10.00 per share. Upon the death or disability of a Management Investor, a Non-Renewal Event or the retirement by the Executive after satisfactory service with the Company through to the normal retirement date provided for in any Company retirement plan or if earlier such date as may otherwise be acceptable to the Company, the Company shall have the right, at its election, to purchase all or a portion of the Management Investor's Shares (including any Shares held by its Permitted Transferees) at any time and from time to time (but no later than the earlier of four years or the occurrence of a Change of Control) after such termination at a price equal to the Fair Market Value of such Shares determined as of the Call Date, as may be adjusted below. Notwithstanding the foregoing two sentences, if a Management Investor violates any obligation not to compete with the Company or its Affiliates or otherwise engages in activities in violation of the Management Investor's continuing obligation to the Company or its Affiliates (whether during or within 18 months of termination of the Management Investor's employment with the Company or any of its Affiliates), the Company shall have the right, at its election, to purchase all or a portion of the Management Investor's Shares (including any Shares held by its Permitted Transferees) at any time and from time to time (but no later than four years after such termination or the occurrence of a Change of Control) at a price equal to the lower of Cost Price and Fair Market Value of such Shares, subject in all cases to the specific provisions, if any, regarding option and equity forfeiture for breach of restrictive covenants agreed to in such

Management Investor's Employment Agreement, if any. The closings of such purchases of Shares by the Company shall take place upon customary and reasonable documents. Except where otherwise provided in such Management Investors' Employment Agreement, if any, the Company shall pay the applicable purchase price in cash to the extent that (a) such funds are available at the Company (such availability to be determined by the Board of Directors in its sole discretion) and (b) the Company is permitted to purchase such shares for cash (under both applicable law and the credit and other material agreements of the Company and its Subsidiaries) as follows: (A) in the case of a repurchase for "Cost Price", the Company shall pay the purchase in cash within ninety (90) days of Call Date, and (B) in the case of a repurchase for Fair Market Value (i) as of the Call Date, the Company shall pay 80% of the initial estimated Fair Market Value (the "Initial 80% Payment") as of the Call Date attributed by the Board to the Management Investor's Shares to be repurchased (the "Call Shares") and (ii) promptly after the third anniversary of the Call Date to the extent that the Company and its outside consultants have confirmed what the actual Fair Market Value of the Call Shares was as of the Call Date (the "Lookback Fair Market Value"), the Company shall pay to the Management Investor (or his estate or designee) an amount equal to the difference (if any) between (x) the Lookback Fair Market Value and (y) the Initial 80% Payment. Any amount not permitted to be paid in cash as a result of any of the restrictions set forth in the preceding sentence may be paid for by the Company by delivery of a subordinated note or other document evidencing a continuing obligation of the Company, and the amount represented by such continuing obligation along with any accrued interest shall be paid by the Company on or before the fifth (5th) anniversary of the date of purchase (or such later date as may be necessary to permit the Company to comply with any applicable borrowing covenants affecting its payment obligations). Interest on such obligation shall accrue at the applicable federal rate as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "APPLICABLE FEDERAL RATE"). The Board of Directors of the Company may, in its discretion, assign the rights and obligations of the Company under this Section 4.1 to any other Person, but no such assignment shall relieve the Company of its obligations to the extent not satisfied by such assignee. Notwithstanding the foregoing, with respect to any Shares, which as of the date of purchase and sale pursuant to the call right set forth in this Section 4.1
(i) were purchased as the result of the exercise conversion or exchange of an Option or other Equity Security or (ii) have not been owned by the respective Management Investor for at least 180 days (in either case "Unmatured Shares"), the closing of the purchase and sale of such Unmatured Shares shall be delayed until a date at least 181 days following the acquisition by the respective Management Investor (whether following the exercise of an Option or otherwise) and the purchase price shall be determined at the time of such delayed closing. Notwithstanding any provision of this Agreement to the contrary (including
Section 5.1.1 hereof), the rights of the Company to purchase any Shares hereunder shall expire upon the seventh (7th) anniversary of the date of this Agreement.

                  4.2 Limited Put with Respect to Option-A Tranche. If a Management Investor's employment by the Company and each of its subsidiaries (or its respective successor under the Employment Agreement, if any) is terminated by the Company or its subsidiaries (or their respective successors) for any reason, such Management Investor shall, following his termination, have the right, at his election in writing, to have the Company purchase all of the Management Investor's Shares that were acquired upon exercise of any Option-A Tranche (including any such Shares held by his Permitted Transferees) within ninety (90) days of such termination at a per share price equal to the lower of $10.00 and the Fair Market Value of such shares as of the date of exercise of the put right by the Management Investor (the "Put Date"), as may be adjusted below; provided further that with respect to any portion of the Option- A Tranche that is not yet exercised as of such termination, Messrs Freudberg ("Freudberg") and March ("March") in their capacity as Management Investors may elect to have the Company purchase the unexercised portion of their Option- A Tranche for a price equal to the product of (x) the difference (if any) between (i) the lesser of $10.00 and the Fair Market Value of such shares, minus (ii), $6.50, and (y) the number of shares represented by the unexercised portion of the Option-A Tranche (the "Net Option Settlement"), conditioned on the following: (A) the Net Option Settlement shall not exceed $700,000 in the case of Freudberg and $196,260 in the case of March, and (B) within 90 days from the execution of this Agreement, the Board of Directors shall approve the Net Option Settlement arrangement unless it determines, in its good faith reasonable judgment, that the implementation of the Net Option Settlement arrangement will result in any material adverse accounting consequences for the Company; and provided further that if the Board of Directors does not approve the implementation of the Net Option Settlement arrangement as described above, the Company (acting through the Board of Directors), Freudberg and March shall cooperate in good faith to implement promptly a mutually satisfactory alternative that would provide Freudberg and March with the economic value, as of the Put Date, equal to the Net Option Settlement. For purposes of the foregoing last proviso, and to the extent otherwise permitted by law and subject to the exercise periods of the Option-A Tranche, if the Company can identify a willing securities broker or trader as of the Put Date, the Company, Freudberg and March agree that one mutually satisfactory alternative shall be that if, as of the Put Date, (1) the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act;
(2) the Shares are listed on a national securities exchange or interdealer quotation system; and (3) the Fair Market Value of the Shares is greater than $6.50, then, such securities broker or trader shall facilitate an open market securities transaction in connection with the Shares underlying the Option-A Tranche that will provide the Company with an amount equal to the exercise price of the Shares then subject to the Option-A Tranche held by Freudberg or March, as the case may be, and will provide Freudberg or March, as the case may be, with all of the remaining proceeds from such securities transaction. The closing of the purchase of such Shares by the Company shall take place upon customary and reasonable documents. The Company shall pay the applicable purchase price in cash to the extent that (a) such funds are available at the Company (such availability to be determined by the Board of Directors in its sole discretion) and (b) the Company is permitted to purchase such shares for cash (under both applicable law and the credit and other material agreements of the Company and its Subsidiaries) as follows: (A) in the case of a repurchase for "Cost Price", the Company shall pay the purchase in cash within ninety (90) days of the Put Date, and (B) in the case of a repurchase for Fair Market Value (i) as of the Put Date, the Company shall pay 80% of the initial estimated Fair Market Value (the "Initial 80% Payment") as of the Put Date attributed by the Board to the Management Investor's Shares to be repurchased (the "Put Shares") and (ii) promptly after the third anniversary of the Put Date to the extent that the Company and its outside consultants have confirmed what the actual Fair Market Value of the Put Shares was as of the Put Date (the "Lookback Fair Market Value"), the Company shall pay to the Management Investor (or his estate or designee) an amount equal to the difference (if any) between (x) the Lookback Fair Market Value and (y) the Initial 80% Payment. Any amount not permitted to be paid in cash as a result of any of the restrictions set forth in the preceding sentence may be paid for by the

Company by delivery of a subordinated note or other document evidencing a continuing obligation of the Company, and the amount represented by such continuing obligation along with any accrued interest shall be paid by the Company on or before the fifth (5th) anniversary of the date of purchase (or such later date as may be necessary to permit the Company to comply with any applicable borrowing covenants affecting its payment obligations). Interest on such obligation shall accrue at the applicable federal rate as defined in
Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "APPLICABLE FEDERAL RATE"). The Board of Directors of the Company may, in its discretion, assign the rights and obligations of the Company under this Section
4.2 to any other Person, but no such assignment shall relieve the Company of its obligations to the extent not satisfied by such assignee. Notwithstanding the foregoing, with respect to any Shares, which as of the date of purchase and sale pursuant to the put right set forth in this Section 4.2 either (i) were purchased as the result of the exercise conversion or exchange of an Option-A Tranche or (ii) have not been owned by the respective Management Investor for at least 180 days (in either case "Unmatured Shares"), the closing of the purchase and sale of such Unmatured Shares shall be delayed until a date at least 181 days following the acquisition by the respective Management Investor (whether following the exercise of an Option or otherwise) and the purchase price shall be determined at the time of such delayed closing. Notwithstanding any provision of this Agreement to the contrary (including Section 5.1.1 hereof), the obligation of the Company to purchase any Shares hereunder shall expire upon the fifth (5th) anniversary of the date of this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1      Effectiveness; Term.


                  5.1.1 This Agreement shall become effective as of _______, 2003 (the "EFFECTIVE DATE") and the rights and obligations of, and restrictions on, the Management Investors under Article II shall terminate when the FPC Shareholder and its Affiliates no longer hold in the aggregate at least [10%] of the fully diluted Shares then outstanding (subject, however, to all obligations of the parties hereto which must be fulfilled prior to such event) and provided that in any event the provisions of Article IV shall continue for so long as provided for therein. Notwithstanding the foregoing, in the event the Company enters into any agreement to merge with or into any other Person or adopts any other plan of recapitalization, consolidation, reorganization or other restructuring transaction (other than in connection with any initial public offering by the Company) as a result of which the Management Investors and their respective Permitted Transferees (including the FPC Shareholder and any Affiliates thereof) shall own less than a majority of the outstanding voting power of the entity surviving such transaction, this Agreement shall terminate.

                  5.1.2 Notwithstanding anything in Section 5.1.1 to the contrary, the provisions contained in Article III shall continue to remain in full force and effect until the date hereof and the date on which there are no longer any Registrable Securities outstanding or issuable or thereafter available for or subject to issuance to any Management Investors upon exercise or conversion of any Options, rights or other convertible securities; provided, however, that the provisions of Section 3.3 shall survive termination pursuant to Section 5.1.1 or this Section 5.1.2.

                  5.2 No Voting or Conflicting Agreements. Prior to an IPO, no Management Investor shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor, at any time, shall any Management Investor enter into any shareholder agreements or arrangements of any kind with any Person with respect to the Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with holders of Shares that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent with the provisions of this Agreement. No Management Investor shall act, any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares in any manner that is inconsistent with the provisions of this Agreement.

                  5.3 Approval of Share Incentive Plan by Management Investors. The Management Investors, by their execution of this Agreement, hereby approve the Share Incentive Plan copies of which are attached to this Agreement as Exhibit A.

                  5.4 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and, accordingly, agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 5.4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  5.5 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, by overnight courier or by telecopy, addressed to the Company at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 5.5, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

                  5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective permitted successors and assigns. If any Management Investor or any Transferee of any Management Investor shall acquire any Shares in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and, by taking and holding such Shares, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

                  5.7 Recapitalizations and Exchanges Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all other shares in the capital of the Company and all Equity Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, Shares or Equity Securities, or that may be issued by reason of any share dividend, share split, reverse share split, combination, recapitalization, reclassification or otherwise. Upon the occurrence of any of such events, numbers of Shares and amounts hereunder and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board of Directors of the Company.

                  5.8 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  5.9 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

                  5.10 Amendment. This Agreement may not be amended or supplemented, except by an instrument in writing signed by the Company, the FPC Shareholder and by Management Investors holding a majority of the then, outstanding Shares held by all Management Investors; provided, however, that any amendment supplement or modification of this Agreement that adversely affects the rights and obligations of any particular Management Investor (an "AFFECTED HOLDER") or group thereof, as a class, differently than those of the other Management Investors shall also require the approval of Affected Holders holding a majority of the outstanding Shares held by all such Affected Holders. The foregoing notwithstanding, the Company, without the consent of any other party hereto, may amend Schedule I and the signature pages hereto, and enter into Joinder Agreements in order to add any Management Investor or any other party that becomes a holder of Shares or securities convertible into or exercisable for Shares and to reflect Transfers permitted under this Agreement.

                  5.11 Additional Issuances; Joinder. Any Person that is not already a party to this Agreement in the same shareholder capacity as such Person would be following the Transfer and who is acquiring any Equity Securities (except for any acquisition thereof (a) in an offering registered under the Securities Act or (b) in a Rule 144 Transaction) shall on or before the transfer or issuance to it of such Equity Securities, sign and deliver to the Company a Joinder Agreement and shall thereby become a party to this Agreement. If such Person meets the definition of an Affiliate of the FPC Shareholder (other than by reason of holding the Shares), then such Person shall be treated as comprising the FPC Shareholder hereunder. If such Person meets the definition of a Management Investor, such Person shall be treated as a Management Investor hereunder. The Company shall endeavour to require each Person acquiring an Option, warrant or other right to purchase Shares or other Equity Securities under any option or other equity participation plan to execute a Joinder Agreement.

                  5.12 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to affect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  5.13 Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Articles of the Company in order to provide for the enforcement of this Agreement in accordance with its terms. In furtherance and not in limitation of the foregoing, in the event of any amendment, modification or termination of this Agreement in accordance with its terms, the Board of Directors of the Company shall meet within 30 days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the Articles of the Company, as may be required as a result of such amendment, modification or termination, and, to the extent required by law, proposing such amendments to the shareholders entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

                  5.14 Complete Agreement; Counterparts. This Agreement (together with the Share Incentive Plan, the Employment Agreements and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  5.15 Certain Transactions. The parties hereto agree that Fox Paine & Company, LLC shall have the right to perform all consulting, financing, investment banking and similar services for the Company and its subsidiaries, for customary compensation (as determined by the Board of Directors of the Company in its sole discretion) and on other terms that are customary for similar engagements with unaffiliated third parties, and neither the Company nor its subsidiaries shall engage any other Person to perform such services during the term of this Agreement, except to the extent Fox Paine & Company, LLC shall consent thereto or shall decline, at its sole election, to perform such services; in any such case, so long as FPC holds at least [10%] of the outstanding Shares.

                  5.16 No Third-Party Beneficiaries. The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person (other than any indemnified party with respect to Section 3.3) shall have any third-party beneficiary or other right hereunder.

                         [SIGNATURES ON FOLLOWING PAGES]

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                           THE COMPANY:

                           VIGILANT INTERNATIONAL, LTD.

                           By: /s/  Troy W. Thacker
                               ------------------------------------
                               Name: Troy W. Thacker
                               Title: President

                           FPC SHAREHOLDER:

                           U.N. HOLDINGS (CAYMAN), LTD.

                           By: /s/ Troy W. Thacker
                               -------------------------------
                               Name: Troy W. Thacker
                               Title: Director

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/ James B. McCreesh
                           ------------------------------------
                           Name: James B. McCreesh

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/  Seth D. Freudberg
                           -------------------------------------
                           Name: Seth D. Freudberg

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/ Kevin L. Tate
                           ------------------------------------
                           Name: Kevin L. Tate

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/ William F. Schmidt
                           --------------------------------------
                           Name: William F. Schmidt

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/ Robert Cohen
                           -------------------------------------
                           Name: Robert Cohen

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/ Jonathan P. Ritz
                           ------------------------------------------
                           Name: Jonathan P. Ritz

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/ Jerry E. Hart
                           ------------------------------------
                           Name: Jerry E. Hart

                       MANAGEMENT SHAREHOLDERS' AGREEMENT

                   CONTINUATION OF COUNTERPART SIGNATURE PAGES

                              MANAGEMENT INVESTORS

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the first date set forth above.

                           /s/ Richard S. March
                           ------------------------------------------
                           Name: Richard S. March

                                   SCHEDULE I

                              MANAGEMENT INVESTORS

Cohen, Robert

Freudberg, Seth D.

Hart, Jerry

March, Richard S.

McCreesh, James B.

Ritz, Jonathan

Schmidt, William F.

Tate, Kevin L.